UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report:  February 18, 2005

  CUMMINS INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other Jurisdiction of Incorporation)	1-4949 (Commission File Number)	35-0257090 (I.R.S. Employer Identification No.)

500 Jackson Street
P. O. Box 3005
Columbus, IN  47202-3005
(Principal Executive Office)  (Zip Code)

Registrant's telephone number, including area code:  (812) 377-5000

Section 1 - Registrant's Business and Operations

     Item 1.01 Entry into a Material Definitive Agreement

The Company maintains a Senior Executive Bonus Plan, a Senior Executive Medium Term Plan, and a 2003 Stock Incentive Plan (collectively, the "Plans") under which annual cash bonuses, and targeted cash and stock awards may be earned by executive officers of the Company based on Company performance against pre-determined financial performance measures ("Performance Measures").  Under each of the Plans, the Company's Compensation Committee of the Board of Directors may determine the Performance Measures to be return on equity, return on sales, net income, sales growth, return on assets, total shareholder return, free cash flow, or a combination thereof during a future period of time.

On February 14, 2005, the Compensation Committee (i) determined the Performance Measure with respect to payments to be made, if any, in 2006 under the Senior Executive Bonus Plan to be return on average net assets (ROANA) during 2005, and (ii) made targeted cash awards under the Senior Executive Medium Term Plan and targeted restricted stock awards under the 2003 Stock Incentive Plan to be paid, if they are earned, in 2007 based on the Performance Measure of return on equity (ROE) during the 2-year period 2005-2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 18, 2005

Cummins Inc.
By: /s/ Marsha L. Hunt ______________________________ Marsha L. Hunt Vice President - Corporate Controller Principle Accounting Officer